                                   EXHIBIT 5

              Letterhead of Mayor, Day, Caldwell & Keeton, L.L.P.


                                 May 12, 1998


Cheniere Energy, Inc.
Two Allen Center
1200 Smith Street, Suite 1740
Houston, Texas  77002-4312

          Re:  Cheniere Energy, Inc. 1997 Stock Option Plan

Dear Sirs:

          As set forth in the Registration Statement on Form S-8 to be filed by Cheniere Energy, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the proposed offering and sale by the Company of up to 950,000 shares of its Common Stock, par value $.003 per share (the "Common Stock"), pursuant to the Company's 1997 Stock Option Plan (the "Plan"), certain legal matters in connection therewith are being passed upon for the Company by us.

          In our capacity as special counsel to the Company, we have examined, among other things, the Amended and Restated Certificate of Incorporation and the By-laws of the Company, each as amended to date, and originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinion hereinafter expressed.

          Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the shares of Common Stock to be issued by the Company, when issued in accordance with the Plan and the terms of any agreements governing the grants of Common Stock thereunder, and subject to the Registration Statement becoming effective under the Securities Act of 1933, as amended, and compliance with applicable state securities laws, will be validly issued, fully paid and nonassessable.

          The opinion set forth above is limited to the laws of the States of Texas and Delaware and the applicable federal laws of the United States.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              MAYOR, DAY, CALDWELL & KEETON, L.L.P.


                              /s/ MAYOR, DAY, CALDWELL & KEETON, L.L.P.
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